UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2018

Cartesian, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34006	48-1129619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302
Overland Park, Kansas 66210
(Address of principal executive office)(Zip Code)

(913) 345-9315
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Separation from Service of Directors, Executive Chairman and Chairman of the Board

Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of March 21, 2018, by and among Cartesian, Inc. (the “Company”), Cartesian Holdings, LLC (“Parent”) and Cartesian Holdings, Inc. (as such agreement may be amended or supplemented from time to time in accordance with its terms, the “Merger Agreement”),  as of one minute after 11:59 p.m. New York City time on May 11, 2018 (the “Effective Time”), Robert J. Currey, Thomas A. Williams, Micky K. Woo, and Peter H. Woodward resigned as members of the Board of Directors (the “Board”) of Company. In addition, as of the Effective Time, Mr. Currey and Mr. Williams resigned as members of the Compensation Committee and Mr. Currey, Mr. Williams and Mr. Woo resigned as members of the Audit Committee and Nominating and Corporate Governance Committee.

On and as of the May 14, 2018, the Board approved the separation from service of Donald J. Tringali as the Company’s Executive Chairman (principal executive officer) and Chairman of the Board. Following his separation from service as the Company’s Chairman of the Board, Mr. Tringali is expected to remain involved with the Company as a member of the Board.

(c) Appointment of Chief Executive Officer

On and as of the May 14, 2018, the Board appointed Jim Serafin, the Company’s current Senior Director of Global Operations, as the Company’s Chief Executive Officer to fill the vacancy created by Mr. Tringali’s separation from service.

Mr. Serafin, age 53, joined the Company in 2016, bringing nearly 25 years of information technology consulting executive leadership across multiple industries (concentrating on telecommunications) and spanning services spectrums from management consulting, large scale solutions integrations, and merger/acquisitions integration efforts. He has founded, operated, acquired and divested multiple firms, and successfully grown firms in both public and private markets. Mr. Serafin’s information technology services career began in the 1980’s as a senior technology engineer at EDS, servicing large systems development efforts at large telecom clients. After spending 9 years progressing from senior technology leadership into account executive leadership at EDS, Mr. Serafin founded the technology services firm Emerald Solutions in 1997 and grew it to over 100 employees in 3 years before selling the business (2001) to the private equity backed technology firm SBI Holdings, Inc. He integrated the firm into SBI Holdings and was CEO and President of the Corporate Performance Management and Integrated Marketing divisions of the company. While there, Mr. Serafin led the acquisition and integration of over 20 public and private firms into the enterprise and built the eventual business into a $200M entity from 2001 to 2006. In 2007, Mr. Serafin sold the Corporate Performance Management division to another services firm, Enterpulse, and was named President and Chief Operating Officer from 2006-2008. He was responsible for sales, marketing, and operations across the US. The firm concentrated on delivering large-scale CRM initiatives, large data stores programs, and ERP solutions across multiple industries, and was a key strategic partner for such firms as Oracle and Interwoven in these domain spaces. Growth was achieved across a diverse F1000 suite of businesses concentrated in the US. The firm was sold to an offshore technology firm looking to establish a US-based presence in 2008. After leaving Enterpulse, Mr. Serafin founded and operated multiple diverse enterprises, leveraging his technology background expertise and M&A experience. In 2008, Mr. Serafin founded a fuels distribution business concentrated on the East Coast and focused on “wet” and “dry” delivery services. Simultaneously, he founded and operated a building maintenance and electrical services firm providing life cycle build, repair, and maintenance services for the imbedded infrastructure of large multi-state companies. The company services diverse clients such as Ahold USA (Giant Markets Division), Weiss Markets,  Raymour & Flanigan (commercial real estate and retail divisions), and Sheetz MiniMarkets (over 500 gas stations located in 5 states). After exiting his partnership in these firms in 2016 to join Cartesian, the companies continue to operate and grow as independent private firms. Mr. Serafin graduated with Honors from Villanova University (Mathematics) and Lehigh University (Mathematics).

There is no arrangement or understanding between Mr. Serafin and any other persons pursuant to which he was appointed the Company’s Chief Executive Officer, and there is no family relationship between Mr. Serafin and any directors or executive officers of the Company. Mr. Serafin is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed. The Company has no material plan, contract or arrangement with Mr. Serafin in connection with the foregoing appointment, nor has the Company made any grants or awards to Mr. Serafin in connection therewith.

(d) Appointment of Directors

Pursuant to the designation by Parent to designate a majority of members of the Board based on terms and conditions of the Merger Agreement , on and as of the Effective Date, the Board appointed Kevin Kuby, David Hartman, Ryan J. Scott and Jack Myers as Directors of the Company to fill the vacancies created by the separation from service of Mr. Currey, Mr. Williams, Mr. Woo and Mr. Woodward from the Board. On and as of May 14, 2018, the Board approved the appointment of Mr. Kuby as Chairman of the Board, the formation of an Executive Committee, and the appointment of Mr. Kuby and Mr. Hartman to serve as the members of the Executive Committee and the Audit Committee.

Biographical information regarding each of the foregoing directors can be found in the section titled “Parent Designees” in the Company’s Solicitation/Recommendation Statement on Schedule 14d-9 filed with the Securities and Exchange Commission on April 10, 2018.

There are no arrangements or understandings between Mr. Kuby, Mr. Hartman, Mr. Scott and Mr. Myers, respectively, and any other person pursuant to which he was elected as a director. Neither r. Kuby, Mr. Hartman, Mr. Scott nor Mr. Myers is a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. Since the beginning of the Company’s last fiscal year, neither Mr. Kuby, Mr. Hartman, Mr. Scott nor Mr. Myers have been a participant in any financial transactions, arrangements or relationships with the Company in an amount exceeding $120,000 nor do they have any direct or indirect material interest in the same. It was not determined on which, if any, committee(s) of the Board Mr. Scott and Mr. Myers will serve.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN, INC.

	By:	/s/ Jim Serafin
Jim Serafin
Chief Executive Officer

Date: May 15, 2018